UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
_______________	_______________	_______________
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

(Address of Principal Executive Offices) (Zip Code)
____________________

(913) 362-0510

(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of Chief Executive Officer Succession Plan

On July 29, 2011, the Board of Directors of Layne Christensen Company ("Layne Christensen" or the "Company") implemented a succession plan, naming Layne Christensen Board member, Rene J. Robichaud, 53, to succeed Andrew B. Schmitt, age 62, as Chief Executive Officer and President of the Company.  Mr. Schmitt will retire on January 31, 2012.  In order to help ensure a smooth and orderly transition, the succession plan provides that Mr. Robichaud will assume the role of President of Layne Christensen on September 6, 2011, with Mr. Schmitt remaining as Chief Executive Officer until his retirement, at which time Mr. Robichaud will also assume the role of Chief Executive Officer. Following his retirement, Mr. Schmitt will continue to serve as a director of the Company.

Mr. Robichaud has served as a director of Layne Christensen's Board since January 2009 and, during that time period has served on the Board's Nominating and Corporate Governance Committee and Compensation Committee.  In connection with the adoption of the succession plan, Mr. Robichaud resigned as a member of both of these committees.  Mr. Robichaud has served as a consultant to various corporate clients, including Black Mesa Energy Services, Prospect Capital and The Malibu Group, since 2008. Mr. Robichaud served as president and chief executive officer of NS Group, Inc., a publicly traded manufacturer of oil country tubular goods, from February 2000 until NS Group's sale in December 2006. Prior to that, Mr. Robichaud served as president and chief operating officer of NS Group, Inc. from June 1999 to February 2000. From 1997 to 1998, Mr. Robichaud served as a managing director and co-head of the Global Metals & Mining Group for Salomon Smith Barney. Mr. Robichaud also served as a director of The Midland Company from 2006 to 2008.

There are no transactions between Mr. Robichaud and Layne Christensen that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As previously disclosed, Layne Christensen is conducting an internal investigation of, among other things, the legality of certain payments made by the Company and certain of its subsidiaries to agents and other third parties interacting with government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment and other activities.  The Company wishes to assure investors that, although the internal investigation is continuing, Mr. Schmitt's decision to retire is unrelated to the investigation.  To date, the investigation has not uncovered any documents or other information suggesting that Mr. Schmitt engaged in any improper conduct.

Mr. Robichaud Offer Letter

On July 29, 2011, Mr. Robichaud accepted an offer of employment with Layne Christensen pursuant to an Offer Letter (the "Offer Letter").  The Offer Letter provides that Mr. Robichaud's compensation will consist of the following:

Restricted Stock Inducement Grant. Mr. Robichaud received an inducement grant of restricted common stock of the Company on July 29, 2011 consisting of the following:

•	37,500 shares of restricted common stock, 20% of which will vest on each of the next five anniversaries of the date of grant,

•
18,750 shares of restricted common stock that will vest only  if the closing market price of the Company's common stock is more than $34.31 for 21 consecutive trading days during the period from July 29, 2013 to July 29, 2016,

•
18,750 shares of restricted common stock that will vest only if the closing market price of the Company's common stock is more than $39.31 for 21 consecutive trading days during the period from July 29, 2013 to July 29, 2016, and

•
37,500 shares of restricted common stock that will vest based on the Company's total stockholder return ("TSR", which will be calculated in a manner consistent with Item 201(e) of Regulations S-K) for the five-year period ending July 29, 2016 when compared to the TSR of a peer group selected by the Compensation Committee for the same period.  If the Company's TSR for the five-year period is equal to or greater than the 90th percentile of the TSR for the peer group for the same period, all 37,500 shares will vest.  If the Company's TSR for the five-year period is equal to or less than the 50 th percentile of the TSR for the peer group for the same period, then none of such restricted shares will vest.  If the Company's TSR for the five-year period is between the 50th percentile and the 90th percentile of the TSR for the peer group for the same period, then the number of shares that will vest will be determined based on the vesting table attached to the Offer Letter. Under the vesting table, if the Company's TSR for the five-year period is equal to the 75 th percentile of the TSR for the peer group for the same period, then 11,719 of such restricted shares will vest.

If a Change in Control (as defined in the Company's 2006 Equity Incentive Plan) occurs before July 29, 2016, all the above restricted shares that have not already vested will become fully vested upon the consummation of the Change in Control regardless of the Company's stock price and TSR performance through the date of the Change in Control.  If Mr. Robichaud's employment with the Company is terminated for any reason, including, without limitation, his death, disability, termination by the Company with or without cause or voluntary resignation, Mr. Robichaud will forfeit any and all of the above restricted shares that have not already vested as of the date of termination of employment. The terms of the severance agreement described below, which in certain cases provides for the continued vesting of equity awards following the termination of employment, will not apply to the inducement grant.

Base Salary.  For the Company's fiscal year ending January 31, 2012, Mr. Robichaud will receive an annual base salary of $558,000 (pro rated), to be paid in accordance with the Company's normal payroll procedures.  For each fiscal year beginning on or after February 1, 2012, Mr. Robichaud's annual salary will be determined by the Company's Board.

Executive Incentive Compensation Plan.  Mr. Robichaud will be eligible to participate in the Company's Executive Incentive Compensation Plan for the fiscal year ending January 31, 2012.  Under the terms of the plan, Mr. Robichaud will be eligible to receive a cash bonus equal to 100% of his annual base salary (pro rated) if the performance target previously established by the Compensation Committee for Mr. Schmitt, the Company's current Chief Executive Officer, is achieved.  Mr. Robichaud will receive no bonus if less than 80% of the performance target is achieved, and is eligible to receive a maximum of 200% of his annual base salary (pro rated) if 120% or more of the performance target is achieved.  Under the terms of the Executive Incentive Compensation Plan, the Board of Directors may, in its sole discretion, increase or decrease the amount of any incentive compensation award for a fiscal year by an amount not greater than one half of the incentive compensation award.

2006 Equity Incentive Plan.  Mr. Robichaud was also granted long term equity incentive awards under the Company's 2006 Equity Incentive Plan for the fiscal year ending January 31, 2012 at a level similar to Mr. Schmitt (on a pro rated basis).  Mr. Robichaud received a grant of 10,235 shares of restricted common stock, which are subject to a performance-contingent vesting schedule based on achievement of an average annual corporate return on net assets for the three-year period ending January 31, 2014 previously established by the Compensation Committee for the Company's other executive officers.  Mr. Robichaud also received a stock option relating to the purchase of 17,893 shares of common stock with a per share exercise price of $29.31 (the closing price of the Company's common stock on the date of grant) that is subject to a three-year time-based vesting schedule with one-third of the option becoming exercisable annually on the anniversaries of the option's date of grant.

Other. Mr. Robichaud is also eligible to participate in the Company's retirement plans, health plans and all other employee and executive benefit plans as sponsored by the Company. Mr. Robichaud will also be reimbursed for temporary housing and weekly commuting expenses between Kansas City and Cincinnati (for up to one year) until he relocates to the Kansas City area from Cincinnati.  The Company will also obtain for Mr. Robichaud's use, a country club membership in the Kansas City metropolitan area.

The foregoing description of Mr. Robichaud's Offer Letter is qualified in its entirety by reference to the Offer Letter, the inducement grant restricted stock agreement and the amended and restated Executive Incentive Compensation Plan that are attached hereto as Exhibit 10.1, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Mr. Robichaud Severance Agreement

On July 29, 2011, Layne Christensen and Mr. Robichaud entered into a Severance Agreement that is substantially similar to the severance agreements entered into by the Company with its other senior executives.  Following is a general description of the terms of the Severance Agreement.

Termination for "Cause" or Voluntary Termination by Mr. Robichaud. If (a) the Company terminates Mr. Robichaud's employment for "cause" (as defined in the Severance Agreement) or (b) Mr. Robichaud voluntarily terminates his employment for reasons other than his death, disability or constructive termination without "cause," in either case, at any time during the term of the Severance Agreement, Mr. Robichaud's severance benefits will be limited to (i) the right to elect continuation coverage of insurance benefits to the extent required by law, and (ii) payment of any accrued but unpaid benefits and any other amounts pursuant to the terms of any employee benefit plan or program of the Company.

Termination by the Company without "Cause" or Constructive Termination not in Connection with a Change of Control. If before a change of control (as defined in the Severance Agreement), the Company terminates Mr. Robichaud's employment without "cause" or if the Company constructively terminates Mr. Robichaud's employment (i.e., Mr. Robichaud leaves for "good reason" (as defined in the Severance Agreement)), Mr. Robichaud is entitled to receive severance benefits that include (i) 24 months of continued base salary, (ii) continued vesting of equity-based awards and a continued right to exercise outstanding stock options during the 24-month severance period, (iii) for any performance-based equity award that is exercisable, payable or becomes vested only if the applicable performance-based criteria is satisfied, such performance-based award will become exercisable, payable or vested at the time of and only if the underlying performance criteria is satisfied, (iv) for any performance-based stock options that become exercisable after the end of the 24-month severance period, such stock options will remain exercisable until the earlier of the original expiration date of the option or 90 days after the end of the 24-month severance period, (v) continued participation in the Company's welfare benefit plans (or comparable arrangements) throughout the 24-month severance period, and (vi) payment of any applicable COBRA premiums.

Termination Due to Death.  If Mr. Robichaud's employment is terminated due to death, his estate or his beneficiaries will be entitled to receive benefits that include (i) payment of any earned but unpaid portion of Mr. Robichaud's base salary, (ii) the right to elect continuation coverage of insurance benefits to the extent required by law, (iii) any pension survivor benefits that may become due, (iv) immediate acceleration of the vesting of Mr. Robichaud's service-based equity awards and the right to exercise the service-based stock options until the earlier of the original expiration date of the options or 12 months after Mr. Robichaud's date of death, (v) for any performance-based equity award that is exercisable, payable or becomes vested only if the applicable performance-based criteria is satisfied, such performance-based award will become exercisable, payable or become vested at the time of and only if the underlying performance criteria is satisfied, (vi) for any performance-based stock option that becomes exercisable due to the satisfaction of the underlying performance criteria, the continued right to exercise the option until the earlier of the option's original expiration date or 12 months after Mr. Robichaud's date of death, and (vii) payment of any accrued but unpaid benefits under any employee benefit program of the Company.

Termination Due to Disability. If Mr. Robichaud's employment is terminated due to disability, he will be entitled to receive severance benefits that include (i) payment of a lump sum disability benefit equal to 12 months' base salary, (ii) immediate acceleration of the vesting of his service-based equity awards and a continuation of his right to exercise any service-based stock options for a period of 12 months after the termination, (iii) for any performance-based equity award that is exercisable, payable or becomes vested only if the applicable performance-based criteria is satisfied, such performance-based award will become exercisable, payable or become vested at the time of and only if the underlying performance criteria is satisfied, (iv) for any performance-based stock options that have become exercisable due to the satisfaction of the underlying performance criteria, the continued right to exercise the options until the earlier of the option's original expiration date or 12 months after Mr. Robichaud's termination, (v) the right to elect continuation coverage of insurance benefits to the extent required by law, and (vi) payment of any accrued but unpaid benefits under any employee benefit program of the Company.

Continuation of Employment upon a Change of Control. Upon a change of control of the Company, all of Mr. Robichaud's equity awards will become immediately vested on the effective date of the change of control.  Following a change of control of the Company and for a three-year period following the change of control, the successor company is obligated to both (i) continue to employ Mr. Robichaud in a substantially similar position (at an equal or greater salary as before the change of control), and (ii) provide Mr. Robichaud with certain welfare benefits and bonus compensation opportunities similar to those of other similarly situated employees.

If Mr. Robichaud's employment is terminated by the Company with or without "cause" during the three-year period following a change of control of the Company, he is entitled to (i) a special lump-sum severance payment equal to the present value of the remaining base salary he would have received if he remained an employee until the later of the end of the third anniversary of the change of control or the second anniversary of his termination date, and (ii) coverage under all employee benefit plans that covered him prior to termination until the later of the end of the third anniversary of the change of control or the second anniversary of his termination date.

If Mr. Robichaud becomes entitled to a special lump-sum severance payment described above, the amount of the special lump-sum severance payment will be increased by an amount (the "Increased Amount") equal to the present value of the annual bonus Mr. Robichaud would have been paid under the Company's annual incentive bonus plan (assuming performance goal achievement at the target level) had he remained an employee until the later of the end of the third anniversary of the change of control or the second anniversary of his termination date. At anytime on or after July 29, 2014, the Board of Directors of the Company may elect, without the consent of Mr. Robichaud, to exclude this "Increased Amount" from the special lump-sum severance payment and such election by the Board of Directors will not be deemed an event giving rise to a "good reason" for Mr. Robichaud to terminate his employment or be considered a constructive termination of Mr. Robichaud's employment".

Confidentiality, Non-Solicitation and Non-Competition. Pursuant to the Severance Agreement, Mr. Robichaud is subject to certain confidentiality provisions and covenants not to compete.  If the Company's Board of Directors determines that Mr. Robichaud has failed to comply with the foregoing requirements at any time following any termination (subject to a notice and right to cure period in certain circumstances), the Company will have no further obligation to pay amounts or provide benefits otherwise payable under the Severance Agreement.

Generally, all payments under the Severance Agreement will begin following Mr. Robichaud's termination of employment.  However, as is provided for in the Severance Agreement, certain delays in payment timing may occur in order to comply with Section 409A of the Internal Revenue Code.

The foregoing description of Mr. Robichaud's Severance Agreement is qualified in its entirety by reference to the Severance Agreement that is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Mr. Schmitt Retirement Agreement

On July 29, 2011, Layne Christensen and Mr. Schmitt entered into a Retirement Agreement (the "Retirement Agreement").  Pursuant to the Retirement Agreement, Mr. Schmitt will continue to be paid the compensation and be provided such benefits available to him pursuant to his current employment arrangements with the Company until his retirement on January 31, 2012 (the "Retirement Date").

Subject to certain limitations, Mr. Schmitt will also be entitled to receive certain additional payments from the Company on or after the Retirement Date, including (i) for a period of two years after the Retirement Date, cash payments in an amount equal to his current salary and at such times as his current salary is paid, (ii) any bonus earned under the Company's executive incentive compensation plan for the Company's fiscal year ended January 31, 2012, (iii) continued vesting of equity-based awards and a continued right to exercise outstanding equity-based awards through January 31, 2014, (iv) for any performance-based equity award that is exercisable, payable or becomes vested only if the applicable performance-based criteria is satisfied, such performance-based award will become exercisable, payable or vested at the time of and only if the underlying performance criteria is satisfied, (v) continued participation by Mr. Schmitt and his family members in the Company's welfare benefit plans (or comparable arrangements) through January 31, 2014, and (vi) payment of any applicable COBRA premiums.  The Company's obligation to make the above payments will not be affected if Mr. Schmitt becomes disabled after the Retirement Date.  In the event of Mr. Schmitt's death, (a) his estate will have the right to continue to receive the payments and benefits provided for in clauses (i) through (iv) above and (b) his spouse and family members will have the right to continue to receive the benefits provided in clauses (v) and (vi) above.  After the Retirement Date, Mr. Schmitt will also be entitled to receive the same compensation as the Company's other non-employee directors while Mr. Schmitt continues to serve as a director of the Company.

Mr. Schmitt agreed to adhere to certain confidentiality and non-solicitation covenants set forth in his current severance agreement after his retirement, including certain limitations placed on Mr. Schmitt's ability to consult with or otherwise assist persons engaged in services similar to those provided by the Company or its subsidiaries.

The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the Retirement Agreement that is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 1, 2011, Layne Christensen issued a press release announcing the succession plan described above in Item 5.02. A copy of Layne Christensen's press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1           Offer Letter of Layne Christensen Company, accepted by Rene J. Robichaud, dated as of July 29, 2011

10.2           Severance Agreement between Layne Christensen Company and Rene J. Robichaud, dated as of July 29, 2011

10.3           Restricted Stock Agreement between Layne Christensen Company and Rene J. Robichaud, dated as of July 29, 2011

10.4           Layne Christensen Company Executive Incentive Compensation Plan, as amended and restated effective July 29, 2011

10.5           Retirement Agreement between Layne Christensen Company and Andrew B. Schmitt, dated as of July 29, 2011

99.1           Press Release dated August 1, 2011

*           *           *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: August 1, 2011	By	/s/ Andrew B. Schmitt
Name Andrew B. Schmitt
Title President, Chief Executive Officer